Exhibit 5.1
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas,
New York, New York 10019
June 27, 2011
Spectrum Brands Holdings, Inc.
601 Rayovac Drive
Madison, Wisconsin 53711
Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as special counsel to Spectrum Brands Holdings, Inc., a Delaware Corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) of the Company filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (i) up to 1,000,000 shares (the “Primary Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued and offered for sale by the Company and (ii) up to 6,319,813 shares of Common Stock (the “Secondary Shares,” and together with the Primary Shares, the “Offered Shares”), that may be offered for sale by the selling stockholder of the Company named in the prospectus forming part of the Registration Statement (the “Selling Stockholder”).
     In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):
     1. the Registration Statement; and
     2. the form of Underwriting Agreement to be filed as an exhibit to the registration Statement (the “Underwriting Agreement”).
     In addition, we have examined (i) such corporate records of the Company that we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the offering and sale of the Offered Shares, certified by the Company and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents reviewed by us and upon certificates of public officials and the officers of the Company.
     In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.
     Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that:
     1. the Primary Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Primary Shares will be validly issued, fully paid and non-assessable.
     2. The Secondary Shares are validly issued, fully paid and non-assessable.
     The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.
     We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours, /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP